14th March 1998



BY FACSIMILE (2546 3910)
CONFIRMATION BY U.S. MAIL

Mr. Cheng Chao Ming
Messrs. King Yuen Investment & Development Limited
Rooms 1008-9, Shun Tak Centre,
West Tower,
Nos. 168-200 Connaught Road Central,
Hong Kong.

     Re: King Yuen Investment & Development Ltd.

                                              CERTIFICATE OF TITLE

Dear Sir,

     We thank you for your request to give you our written legal opinion on the chain of title in respect of the shareholding of King Yuen Investment & Development Limited ("the Company").

     From our examination of the following company documents given to us including the following:-

     1. Certificate of Incorporation of the Company No. 149352 dated 3rd April 1985;

     2.  Business Registration Certificate No. 09596337-000-04-97-4;

     3.  Annual Return of the Company for 1997 up to 3rd April 1997;

     4. 4 sets of instruments of Transfer and Bought and Sold Notes duly stamped all dated 14th March 1998;

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     5.  2 Special Resolutions of the Company dated 6th March 1998;

     6. Return of Allotments Form SC1 filed at the Company Registry on 10th March 1998;

     7. 2 Minutes of Extraordinary General Meeting of the Company on 6th March 1998 passing special resolutions; and

     8.  2 Board Minutes of the Company dated 6th and 14th March 1998,

     we now certify and confirm that:-

         1. The Company's issued shares comprise of 100 non-voting deferred shares of HK $1,000.00 each and 900 ordinary shares of HK
            $1,000.00 each.  The beneficial shareholders are as follows:-

            Shares                              Beneficial Shareholders

            1.  10 non-voting             Cheng Chao Ming
                deferred shares

            2.  90 non-voting             Wonderwide Consultants
                deferred shares                                  Limited

            3.  900 ordinary shares       Wonderwide Consultants Limited

         2. Since the 100 non-voting deferred shares only entitle the holder to receive non-cumulative dividend for any financial year in which the Company's net profits exceed HK $1,000,000,000.00, and do not entitle the holder to receive notice of or attend or vote at any general meeting of the Company, the 100 non-voting deferred shares are of insignificant value and effect.

         3. By reason of the aforesaid, we can say that practically and in reality, Wonderwide Consultants Limited is the actual and only beneficial owner of the Company through its ownership in 900 ordinary and 90 non-voting deferred shares of the Company.

         4. Regarding your query about the reasoning for converting the original 100 ordinary shares into 100 non-voting deferred shares prior to the allotment of 900 ordinary shares to Wonderwide Consultants Limited, we advise that such scheme is mainly to "dilute"

                                                        2

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            the  previous  100 ordinary  shares so that  Wonderwide  Consultants
            Limited could acquire the Company with minimum effort and costs. The main objective is to avoid stamp duty and to save time in the assessing the stamp duty in respect of the transfer. This scheme is most often used in transfer of shares of Hong Kong private companies whereby there is no change in the beneficiary/ultimate owner of shares but a change of legal owner of shares. However, this scheme equally applies to all normal transfers of shares of private companies.
         5. The Chain of title is summarised as follows:-

         Date   Nos. of SharesShareholders

         Before 17/10/97     99 ordinary shares          Cheng Chao Ming
                             1 ordinary share           Ching Kwok Leung

         17/10/97            25 ordinary shares        Xiong Paul Pingbo
                             25 ordinary shares           Peng Cheng Zhi
                             50 ordinary shares         Ching Kwok Leung

         06/03/98            25 non-voting deferred    Xiong Paul Pingbo
                             shares
                             25 non-voting deferred       Peng Cheng Zhi
                             shares
                             50 non-voting deferred     Ching Kwok Leung
                             shares
                             900 ordinary sharesWonderwide Consultants Limited

         14/03/98            10 non-voting deferred      Cheng Chao Ming
                             shares
                             90 non-voting deferred Wonderwide Consultants shares
                                                       Limited
                             900 ordinary shares  Wonderwide Consultants Limited

         We trust the above will be useful to you. In case of queries, do not hesitate to let us know.
Yours faithfully,

                                                        3

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Wilson L. Yeung & Co.

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